UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2012

REAL ESTATE ASSOCIATES LIMITED IV

 (Exact name of Registrant as specified in its charter)

California	0-12439	95-3718731
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

80 International Drive

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Real Estate Associates Limited IV, a California limited partnership (the “Registrant“), owns a 99% limited partnership interest in Better Housing Associates, Limited Partnership, a Connecticut limited partnership (“Better Housing”).  Better Housing owns a 31-unit apartment complex located in Hartford, Connecticut.  On June 15, 2012, Better Housing entered into a purchase and sale contract to sell its investment property to a third party, 95 Vine Street Associates, LLC, a Connecticut limited liability company, in exchange for (i) assumption of the outstanding mortgage loans encumbering the property, and (ii) the sum of one dollar.  The closing is expected to occur no later than December 31, 2012. The Registrant does not expect to receive any proceeds from the sale of Better Housing’s investment property. The Registrant had no investment balance remaining in Better Housing at March 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED IV

By: National Partnership Investments Corp.
Corporate General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: June 21, 2012